EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


            Name of Subsidiary                        State of Incorporation
            ------------------                        ----------------------

         Community National Bank                                *
          First National Bank                                   *


*   National bank organized under the national banking laws of the United
    States.